EXHIBIT 10.4

CONTINUING GUARANTY

(Business Organization)

GUARANTOR:	Premier Oncology, Inc.
Name

1285 Avenue of the Americas, 35th Floor, New York, New York 10019
Address of Chief Executive Office

A Corporation organized under the laws of the State of Delaware

LESSEE:	Premier Oncology Management of Nassau, LLC
Name

1 Lethbridge Plaza, Route 17 North, Suite 20, Mahwah, New Jersey 07430
Address

LESSOR:	M&T Credit Services, LLC, One M&T Plaza, Buffalo, New York 14203 Attention: Office of General Counsel

2. Guaranty.

(c) Guarantor, intending to be legally bound, hereby unconditionally guarantees the full and prompt payment and performance of any and all of Lessee’s Obligations (as defined below) to the Lessor when due, whether at stated maturity, by acceleration or otherwise. As used in this Guaranty, the term “Obligations” shall mean any and all obligations, indebtedness and other liabilities of Lessee to the Lessor now or hereafter existing, of every kind and nature and all accrued and unpaid interest thereon and all Expenses (as defined below) including without limitation, whether such obligations, indebtedness and other liabilities (i) are direct, contingent, liquidated, unliquidated, secured, unsecured, matured or unmatured; (ii) are pursuant to a guaranty or surety in favor of the Lessor; (iii) were originally contracted with the Lessor or with another party (including obligations under a guaranty or surety originally in favor of such other party); (iv) are contracted by Lessee alone or jointly with one or more other parties; (v) are or are not evidenced by a writing; (vi) are renewed, replaced, modified or extended; and (vii) are periodically extinguished and subsequently reincurred or reduced and thereafter increased. Guarantor will pay or perform his or her obligations under this Guaranty upon demand. This Guaranty is and is intended to be a con-tinuing guaranty of payment (not collection) of the Obligations (irrespective of the aggregate amount thereof and whether or not the Obligations from time to time exceeds the amount of this Guaranty, if limited), independent of, in addition and without modification to, and does not impair or in any way affect, any other guaranty, endorsement, or other agreement in connection with the Obligations, or in connection with any other indebtedness or liability to the Lessor or collateral held by the Lessor therefor or with respect thereto, whether or not furnished by Guarantor. Guarantor understands that the Lessor can bring an action under this Guaranty without being required to exhaust other remedies or demand payment first from other parties.

(d) Guarantor acknowledges the receipt of valuable consideration for this Guaranty and acknowledges that the Lessor is relying on this Guaranty in making a financial accommodation to Lessee, whether a commitment to lend, extension, modification or replacement of, or forbearance with respect to, any Obligation, cancellation of another guaranty, purchase of Lessee's assets, or other valuable consideration.

2. Continuing, Absolute, Unconditional. This Guaranty is irrevocable, absolute, continuing, unconditional and general without any limitation. This Guaranty is unlimited in amount unless an amount is inserted in the following blank. Only if an amount is so inserted, this Guaranty is limited in amount to (1) $____________N/A ____________of the principal amount of the Obligations plus (2) a proportionate share (i.e., in the same proportion as the amount in (1) above bears to the total principal amount of the obligations) of all accrued and unpaid interest, premiums and Expenses (as defined below) incurred with respect to the Obligations and (3) all of the Expenses incurred with respect to this Guaranty (collectively, the “Guaranteed Amount”).

3. Guarantor's Waivers & Authorizations.

(b) Guarantor's obligations shall not be released, impaired or affected in any way including by any of the following, all of which Guarantor hereby waives (i) any bankruptcy, reorganization or insolvency under any law of Lessee or that of any other party, or by any action of a trustee in any such proceeding; (ii) any new agreements or obligations of Lessee or any other party with the Lessor; (iii) any adjustment, compromise or release of any Obligations of Lessee, by the Lessor or any other party; the existence or nonexistence or order of any filings, exchanges, releases, impairment or sale of, or failure to perfect or continue the perfection of a security interest in any collateral for the Obligations, (iv) any failure of Guarantor to receive notice of any intended disposition of such collateral; (v) any fictitiousness, incorrectness, invalidity or unenforceability, for any reason, of any instrument or other agreement which may evidence any Obligation; (vi) any composition, extension, stay or other statutory relief granted to Lessee including, without limitation, the expiration of the period of any statute of limitations with respect to any lawsuit or other legal proceeding against Lessee or any person in any way related to the Obligations or a part thereof or any collateral therefor; (vii) any change in form of organization, name, membership or ownership of Lessee or Guarantor; (viii) any refusal or failure of the Lessor or any other person prior to the date hereof or hereafter to grant any additional loan or other credit accommodation to Lessee or the Lessor's or any other party's receipt of notice of such refusal or failure; (ix) any setoff, defense or counterclaim of Lessee with respect to the obligations or otherwise arising, either directly or indirectly, in regard to the Obligations; or (x) any other circumstance that might otherwise constitute a legal or equitable defense to Guarantor's obligations under this Guaranty.

(b) The Guarantor waives acceptance, assent and all rights of notice or demand including without limitation (i) notice of acceptance of this Guaranty, of Lessee's default or nonpayment of any Obligation, and of changes in Lessee's financial condition; (ii) presentment, protest, notice of protest and demand for payment; (iii) notice that any Obligations has been incurred or of the reliance by the Lessor upon this Guaranty; and (iv) any other notice, demand or condition to which Guarantor might otherwise be entitled prior to the Lessor's reliance on or enforcement of this Guaranty. Guarantor further authorizes the Lessor, without notice, demand or additional reservation of rights against Guarantor and without affecting Guarantor's obligations hereunder, from time to time: (i) to renew, refinance, modify, subordinate, extend, increase, accelerate, or otherwise change the time for payment of, the terms of or the interest on the Obligations or any part thereof;(ii) to accept and hold collateral from any party for the payment of the any or all of the Obligations, and to exchange, enforce or refrain from enforcing, or release any or all of such collateral; (iii) to accept any endorsement or guaranty of any or all of the Obligations or any negotiable instrument or other writing intended to create an accord and satisfaction with respect to any or all of the Obligations; (iv) to release, replace or modify the obligation of any endorser or guarantor, or any party who has given any collateral for any of all of the Obligations, or any other party in any way obligated to pay any or all of the Obligations, and to enforce or refrain from enforcing, or compromise or modify, the terms of any obligation of any such endorser, guarantor or party; (v) to dispose of any and all collateral securing the Obligations in any manner as the Lessor, in its sole discretion, may deem appropriate, and to direct the order and the enforcement of any and all endorsements and guaranties relating to the Obligations in the Lessor’s sole discretion; and (vi) to determine the manner, amount and time of application of payments and credits, if any, to be made on all or any part of the -Obligations including, without limitation, if this Guaranty is limited in amount, to make any such application to Obligations, if any, in excess of the amount of this Guaranty.

(c) Notwithstanding any other provision in this Guaranty, Guarantor irrevocably waives, without notice, any right he or she may have at law or in equity (including without limitation any law subrogating Guarantor to the rights of the Lessor) to seek contribution, indemnification or any other form of reimbursement from Lessee or any other obligor or guarantor of the Obligations for any disbursement made under this Guaranty or otherwise.

4. Termination. This Guaranty shall remain in full force and effect as to each Guarantor until actual receipt by the Lessor or the Lessor’s agent responsible for Lessee’s relationship with the Lessor of written notice of Guarantor's intent to terminate (or Guarantor's death or incapacity) plus the lapse of a reasonable time for the Lessor to act on such notice (the “Receipt of Notice”); provided, however, this Guaranty shall remain in full force and effect thereafter until all Obligations outstanding, or contracted or committed for (whether or not outstanding), before such Receipt of Notice by the Lessor, and any extensions, renewals or replacements thereof (whether made before or after such Receipt of Notice), together with interest accruing thereon after such Receipt of Notice, shall be finally and irrevocably paid in full. Discontinuance of this Guaranty as to one Guarantor shall not operate as a discontinuance hereof as to any other guarantor. Payment of all of the Obligations from time to time shall not operate as a discontinuance of this Guaranty, unless a Receipt of Notice as provided above has been received by the Lessor. Guarantor agrees that, to the extent that Lessee makes a payment or payments to the Lessor on the Obligations, or the Lessor receives any proceeds of collateral to be applied to the Obligations, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or otherwise are required to be repaid to Lessee, its estate, trustee, receiver or any other party, including, without limitation, under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such repayment, the obligation or part thereof which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred, notwithstanding any contrary action which may have been taken by the Lessor in reliance upon such payment or payments. As of the date any payment or proceeds of collateral are returned, the statute of limitations shall start anew with respect to any action or proceeding by the Lessor against Guarantor under this Guaranty.

5. Expenses. Guarantor agrees to reimburse the Lessor on demand for all the Lessor's expenses, damages and losses of any kind or nature, including without limitation costs of collection and actual attorneys' fees and disbursements whether for internal or external counsel incurred by the Lessor in attempting to enforce this Guaranty, collect any of the Obligations including any workout or bankruptcy proceedings or other legal proceedings or appeal, realize on any collateral, defense of any action under the prior paragraph or for any other purpose related to the Obligations (collectively, “Expenses”). Expenses will accrue interest at the highest default rate in any instrument evidencing the Obligations until payment is actually received by the Lessor.

6. Financial and Other Information. Guarantor shall promptly deliver to the Lessor copies of all annual reports, proxy statements and similar information distributed to shareholders, partners or members and of all filings with the Securities and Exchange Commission and the Pension Benefit Guaranty Corporation and shall provide in form reasonably satisfactory to the Lessor: (i) within sixty days after the end of each of its first three fiscal quarters, a quarterly report on Form 10-QSB as prepared by and for The Sagemark Companies, Ltd. (of which Premier Oncology, inc. is a wholly owned subsidiary) (ii) within one hundred five days after the end of each fiscal year an Annual Report on Form 10-KSB as prepared by and for The Sagemark Companies, Ltd., , setting forth comparative figures for the preceding fiscal year and to be:

☒ audited ˆ ☐reviewed ˆ☐compiled

by an independent certified public accountant acceptable to the Lessor; all such statements shall be certified by Guarantor's chief financial officer or partner to be correct, not misleading and in accordance with Guarantor's records and to present fairly the results of Guarantor's operations and cash flows and if annual its financial position at year end in conformity with generally accepted accounting principles. If no box is checked, Guarantor shall deliver financial statements and information in the form and at the times satisfactory to the Lessor. Guarantor represents that its assets are not subject to any liens, encumbrances or contingent liabilities except as fully disclosed to the Lessor in such statements. Guarantor authorizes the Lessor from time to time to obtain, verify and review all financial data deemed appropriate by the Lessor in connection with this Guaranty and the Obligations, including without limitation credit reports from agencies. Guarantor understands this Guaranty and has satisfied itself as to its meaning and consequences and acknowledges that it has made its own arrangements for keeping informed of changes or potential changes affecting the Lessee including the Lessee’s financial condition.

7. Security; Right of Setoff. As further security for payment of the Obligations, Expenses and any other obligations of Guarantor to the Lessor, Guarantor hereby grants to the Lessor a security interest in all money, securities and other property of Guarantor in the actual or constructive possession or control of the Lessor or its affiliates including without limitation all deposits and other accounts owing at any time by the Lessor or any of its affiliates in any capacity to Guarantor in any capacity (collectively, “Property”). The Lessor shall have the right to set off Guarantor’s Property against any of Guarantor’s obligations to the Lessor. Such set-off shall be deemed to have been exercised immediately at the time the Lessor or such affiliate elect to do so. The Lessor shall also have all of the rights and remedies of a secured party under the Uniform Commercial Code, as the same may be in effect in the State of New York, as amended from time to time, in addition to those under this Guaranty and other applicable law and agreements.

8. No Transfer of Assets. Guarantor shall not transfer, reinvest or otherwise dispose of its assets in a manner or to an extent that would or might impair Guarantor's ability to perform its obligations under this Guaranty.

9. Nonwaiver by the Lessor; Miscellaneous. This Guaranty is intended by Guarantor to be the final, complete and exclusive expression of the agreement between Guarantor and the Lessor. This Guaranty may be assigned by the Lessor, with notice to guarantor, shall inure to the benefit of the Lessor and its successors and assigns, and shall be binding upon Guarantor and its successors and assigns and any participation may be granted by the Lessor herein in connection with the assignment or granting of a participation by the Lessor in the Obligations or any part thereof. All rights and remedies of the Lessor are cumulative, and no such right or remedy shall be exclusive of any other right or remedy. This Guaranty does not supersede any other guaranty or security granted to the Lessor by Guarantor or others No single, partial or delayed exercise by the Lessor of any right or remedy shall preclude exercise by the Lessor at any time at its sole option of the same or any other right or remedy of the Lessor without notice. Guarantor expressly disclaims any reliance on any course of dealing or usage of trade or oral representation of the Lessor including, without limitation, representations to make loans to Lessee or enter into any other agreement with Lessee or Guarantor. No course of dealing or other conduct, no oral agreement or representation made by the Lessor or usage of trade shall operate as a waiver of any right or remedy of the Lessor. No waiver or amendment of any right or remedy of the Lessor or release by the Lessor shall be effective unless made specifically in writing by the Lessor. Each provision of this Guaranty shall be interpreted as consistent with existing law and shall be deemed amended to the extent necessary to comply with any conflicting law. If any provision nevertheless is held invalid, the other provisions shall remain in effect. Guarantor agrees that in any legal proceeding, a copy of this Guaranty kept in the Lessor’s course of business may be admitted into evidence as an original. Captions are solely for convenience and not part of the substance of this Guaranty. If this Guaranty is limited pursuant to Paragraph 2 hereof, until the Obligations are indefeasibly paid in full, the Guaranteed Amount shall not be reduced in any manner whatsoever by any amounts which the Lessor may realize before or after maturity of the Obligations (by acceleration, demand or otherwise), as a result of payments made by or on behalf of Lessee or by or on behalf of any other person or entity other than Guarantor primarily or secondarily liable for the Obligations or any part thereof, or otherwise credited to Lessee or such person or entity, or as a result of the exercise of the Lessor’s rights with respect to any collateral for the Obligations or any part thereof. Payments made to the Lessor by Guarantor (other than, directly or indirectly, from collateral or other persons or entities liable for any portion of the Obligations) after maturity of the Obligations, by acceleration or otherwise, shall reduce the Guaranteed Amount.

10. Joint and Several. If there is more than one Guarantor, each Guarantor jointly and severally guarantees the payment and performance in full of all obligations under this Guaranty and the term “Guarantor” means each as well as all of them. Guarantor also agrees that the Lessor need not seek payment from any source other than the undersigned Guarantor. This Guaranty is a primary obligation. Guarantor’s obligations hereunder are separate and independent of Lessee’s, and a separate action may be brought against Guarantor whether or not action is brought or joined against or with Lessee or any other party.

11. Authorization. Guarantor certifies that it is an entity in the form described above duly organized and in good standing under the laws of the State of its organization and duly authorized to do business in each State material to the conduct of its business. Guarantor has determined that the execution of this Guaranty will be in its best interests, to its direct benefit, incidental to its powers, and in furtherance of its duly acknowledged purposes and objectives. Execution of this Guaranty by the persons signing below has been authorized by all necessary corporate action, including directors' and shareholder consent or (as appropriate) is authorized by its partnership agreement or governing instrument. Guarantor's chief executive office is located at the above address.

12. Notices. Any demand or notice hereunder or under any applicable law pertaining hereto shall be in writing and duly given if delivered to Guarantor (at its address on the Lessor’s records) with a copy to Robert L. Blessey, Esq., 51 Lyon Ridge Road, Katonah, New York 10536, or to the Lessor (at the address on page one and separately to the Lessor’s agent responsible for Lessee’s relationship with the Lessor at the address provided by Lessor). Such notice or demand shall be deemed sufficiently given for all purposes when delivered (i) by personal delivery and shall be deemed effective when delivered, or (ii) by certified or registered mail, return receipt requested and shall be deemed effective on date of receipt comfirmed by registered or certified mail or one (1) business day after delivery to a nationally recognized overnight courier service (e.g., Federal Express). Notice by e-mail is not valid notice under this or any other agreement between Guarantor and the Lessor.

13. Governing Law and Jurisdiction. This Guaranty has been delivered to and accepted by the Lessor and will be deemed to be made in the State of New York. Unless provided otherwise under federal law, this Guaranty will be interpreted in accordance with the laws of the State of New York excluding its conflict of laws rules. GUARANTOR HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT IN ANY JUDICIAL DISTRICT OR COUNTY IN THE STATE OF NEW YORK WHERE THE LESSOR MAINTAINS A BRANCH AND CONSENTS THAT THE LESSOR MAY EFFECT ANY SERVICE OF PROCESS IN THE MANNER AND AT GUARANTOR’S ADDRESS SET FORTH ABOVE FOR PROVIDING NOTICE OR DEMAND; PROVIDED THAT NOTHING CONTAINED IN THIS GUARANTY WILL PREVENT THE LESSOR FROM BRINGING ANY ACTION, ENFORCING ANY AWARD OR JUDGMENT OR EXERCISING ANY RIGHTS AGAINST GUARANTOR INDIVIDUALLY, AGAINST ANY SECURITY OR AGAINST ANY PROPERTY OF GUARANTOR WITHIN ANY OTHER COUNTY, STATE OR OTHER FOREIGN OR DOMESTIC JURISDICTION. Guarantor acknowledges and agrees that the venue provided above is the most convenient forum for both the Lessor and Guarantor. Guarantor hereby waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Guaranty.

14. Waiver of Jury Trial. GUARANTOR AND THE LESSOR HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY GUARANTOR AND THE LESSOR MAY HAVE IN ANY ACTION OR PROCEEDING, IN LAW OR IN EQUITY, IN CONNECTION WITH THIS GUARANTY OR THE TRANSACTIONS RELATED HERETO. GUARANTOR REPRESENTS AND WARRANTS THAT NO REPRESENTATIVE OR AGENT OF THE LESSOR HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE LESSOR WILL NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS JURY TRIAL WAIVER. GUARANTOR ACKNOWLEDGES THAT THE LESSOR HAS BEEN INDUCED TO ENTER INTO THIS GUARANTY BY, AMONG OTHER THINGS, THE PROVISIONS OF THIS SECTION.

Acknowledgment. Guarantor acknowledges that it has read and understands all the provisions of this Guaranty, including the Governing Law, Jurisdiction and Waiver of Jury Trial, and has been advised by counsel as necessary or appropriate.

GUARANTOR: PREMIER ONCOLOGY, INC.

DATE: November 5, 2007	/s/ Ron Lipstein
TIN #: 06-1804599	Ron Lipstein President

ACKNOWLEDGMENT

STATE OF ________)
: SS.
COUNTY OF_______)

On the 5th day of November, 2007, before me, the undersigned, a Notary Public in and for said State, personally appeared Ron Lipstein, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

__________________ Notary Public

COMPANY GENERAL CERTIFICATE

FROM:	Premier Oncology, Inc. (the “Company”)

The undersigned hereby certifies that he/she has the power and authority to execute and deliver this Company General Certificate to M&T Credit Services, LLC, and any of their affiliates (any or collectively, the “Lessor”) on behalf of the Company. The undersigned further certifies that the following are true and correct:

4) Resolutions. The resolutions attached as Exhibit A (the “Resolutions”) were duly adopted by the Company’s board of directors (if a corporation), membership (if a limited liability company), partners (if a general partnership) or such other governing body as may be applicable to the Company, at a meeting duly called and held, or by unanimous consent, on November 5, 2007; that none of the Resolutions have been rescinded, revoked or modified in any way; that each Resolution is in full force and effect on the date of this Certificate; and that neither any of the Resolutions nor any action taken or to be taken pursuant to any of the Resolutions violates, or will result in any violation of, any statute, regulation or other law applicable to the Company or the governing documents applicable to the Company, or any instrument, agreement or document to which the Company is a party, or by which the Company or any of its assets is bound.

5) Incumbency. Each person whose name appears below, opposite a title/position (“Position”), has been duly elected or appointed to and qualified for such Position at the Company and that on the date of this Certificate such person holds such Position; and that each signature appearing below is a true specimen of the signature of the person whose signature it purports to be.

NAME	TITLE/POSITION	SIGNATURE
Ron Lipstein	President	/s/ Ron Lipstein

6) Organization and Standing. The Company is duly organized, validly existing and in good standing under the laws of the State/Commonwealth of Delaware. No petition for dissolution has been filed or is pending. The Company has, and at the time of adoption of the Resolutions had, full power and lawful authority to adopt the Resolutions and to confer the powers granted in them to the Position or persons named or referenced in said Resolutions including any delegation of powers; and any person holding such Position or the person so named shall have full power and lawful authority to exercise those powers. No other action or consent of any other person or entity is necessary in order for this Certificate or the Resolutions to be effective.

November 5, 2007 Date	/s/ Robert L. Blessey Robert L. Blessey Secretary

NOTE: If the person signing above is authorized to transact business by any Resolutions, this Certificate should be attested by a second officer, director, member or partner of the Company, unless the Company is owned by a single owner (e.g., shareholder, member) and has no other officer, director or member.

EXHIBIT A
TO COMPANY GENERAL CERTIFICATE
RESOLUTION TO AUTHORIZE GUARANTY OF CORPORATION

On motion of Ron Lipstein, seconded by Stephen Katz, the following Resolutions were adopted by a duly constituted quorum of the Board of Directors of The Sagemark Companies, Ltd. on behalf of its wholly owned subsidiary Premier Oncology, Inc. (the “Company”) present at a meeting duly called and held, or by unanimous written consent, on November 5, 2007.

RESOLVED, that the Company make, execute and deliver to M&T Credit Corporation (the “Lessor”), at this time and from time to time, a guaranty of all obligations, liabilities and indebtedness whatsoever which may be now or hereafter incurred to the Lessor by: Premier Oncology Management Of Nassau, LLC (the “Guaranty”); and be it further

RESOLVED, that the Company is hereby authorized to deliver from time to time to the Lessor, as security for the Guaranty, a mortgage, pledge and assignment of and security interest in any or all of the real and personal property of the Company, wherever located, as described in security agreements required by the Lessor, of even date or heretofore or hereafter; and be it further

RESOLVED, that the President of the Company hereby is (are) authorized and directed to make, execute and deliver for and on behalf of this Company each such Guaranty and such other instruments, documents and papers including without limitation security agreements, mortgages, pledges, assignments and other instruments for the transfer of title, in such forms, and containing such terms, provisions and conditions as may be approved by the officer of the Company executing the same, such execution to be conclusive evidence of the officer's approval and the approval of this Board of Directors, and to perform any and all other acts, including without limitation the delivery of collateral, and other papers which may be required to effect the intent of these resolutions; and be it further

RESOLVED, that any and all acts, instruments and other writings previously performed or executed and delivered by any one or more of the Company's officers on behalf of the Company, in connection with the transactions guaranteed hereby, are in all respects ratified, affirmed and approved; and be it further

RESOLVED, that the foregoing resolutions shall remain in full force and effect and may be relied upon by the Lessor until a copy of a subsequent resolution revoking or amending them, duly certified by the proper officers of the Company, shall be actually received by the representative of the Lessor responsible for the obligations guaranteed by the Guaranty, and the Lessor shall have had a reasonable time to act thereon; any action taken by the Lessor prior to such actual receipt shall be binding upon the Company, irrespective of when such resolution may have been adopted.